UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

LIVE OAK BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-37497	26-4596286

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1741 Tiburon Drive, Wilmington, NC		28403

(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 790-5867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, no par value per share	LOB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)Effective February 23, 2021, the Board of Directors (the “Board”) of Live Oak Bancshares, Inc. (the “Company”) appointed David G. Lucht to serve as a Board member. Mr. Lucht was also appointed as a member of the Board of Live Oak Banking Company (the “Bank”), the Company’s wholly owned banking subsidiary. Mr. Lucht will serve until the Company’s next annual meeting of shareholders.

The Board has not yet determined the committees to which Mr. Lucht will be appointed, if any.  Mr. Lucht will participate in the current director compensation arrangements generally applicable to the Company’s non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2020, pro-rated for service until the next annual meeting of shareholders, including a grant of 246 restricted stock units on February 23, 2021. There are no arrangements or understandings between Mr. Lucht and any other persons pursuant to which he was selected as a director.  Mr. Lucht was an employee of the Bank until December 31, 2020. During 2020, Mr. Lucht received compensation from the Bank of approximately $500,000.

A copy of the Company’s press release announcing the appointment of Mr. Lucht is attached as Exhibit 99.1 to this Form 8-K.

Mr. Lucht has been with the Bank since its inception and has served in a number of positions, including President, Chief Risk Officer, Chief Lending Officer and Chief Credit Officer. Most recently, he served as Executive Vice President of Credit, a position he retired from effective December 31, 2020. Mr. Lucht also previously served on the Board of each of the Bank and the Company from 2008 until 2017.

(e)On February 22, 2021, the Compensation Committee (the “Committee”) of the Board, approved restricted stock unit (“RSU”) awards to certain named executive officers of the Company under the Company’s 2015 Omnibus Stock Incentive Plan (the “Plan”).  Each RSU represents a right to receive one share of the Company’s voting common stock upon vesting, subject to the terms and conditions described below.

S. Brett Caines, Chief Financial Officer, received an RSU award representing 5,000 shares of the Company’s voting common stock.  Susan N. Janson, Chief Risk Officer of the Bank, received an RSU award representing 1,973 shares of the Company’s voting common stock.  Each of Mr. Caines and Ms. Janson’s RSU awards will vest in five equal annual installments beginning on February 22, 2022.  If either Mr. Caines or Ms. Janson’s employment terminates for any reason (other than under certain circumstances following a Corporate Transaction, as such term is defined in the Plan) before February 22, 2026, all unvested RSUs will be forfeited.  M. Huntley Garriott, Jr., President of the Bank, received an RSU award representing 500,000 shares of the Company’s voting common stock.  Mr. Garriott’s RSU award will vest in five equal annual installments beginning on February 22, 2023.  If Mr. Garriott’s employment terminates for any reason (other than under certain circumstances following a Corporate Transaction, as such term is defined in the Plan) before February 22, 2027, all unvested RSUs will be forfeited.

The foregoing description of the RSU awards does not purport to be complete and is qualified in its entirety by reference to the form of the applicable RSU award agreements, copies of which are filed as Exhibit 99.2 (Caines and Janson) and 99.3 (Garriott) hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

99.1	Press release dated February 23, 2021

99.2	Form of Caines and Janson RSU Award Agreement

99.3	Form of Garriott RSU Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVE OAK BANCSHARES, INC.

Date: February 24, 2021	By:	/s/ S. Brett Caines
S. Brett Caines
Chief Financial Officer

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